U. S. SECURITIES AND
                               EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported in the Initial Report):
                                 JUNE 23, 2004
                                 --------------

                               INFOCROSSING, INC.
                               ------------------
               (Exact name of issuer as specified in its charter)


                  DELAWARE                0-20824          13-3252333
      -------------------------------   -----------   ------------------
      (State or other jurisdiction of   Commission      (IRS Employer
       incorporation or organization)   File Number   Identification No.)

               2 CHRISTIE HEIGHTS STREET LEONIA, NEW JERSEY 07605
               --------------------------------------------------
                    (Address of principal executive offices)

                                 (201) 840-4700
                          (Issuer's telephone number)

                                       N/A
         (Former name or former address, if changed since last report.)

ITEM 9. REGULATION FD DISCLOSURE

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the projections set forth below and, in some cases, can otherwise be identified terminology such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," the negative of these terms or other comparable terminology. These statements involve a number of risks and uncertainties including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence on third party suppliers; intellectual property rights; difficulties with the integration of acquired businesses; and other risks. For any of these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, Public Law 104-67, as amended.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report and based on information currently and reasonably known. The Company undertakes no obligation to release any revisions to or update these forward-looking statements to reflect events or circumstances that occur after the date of this report or to reflect the occurrence or effect of anticipated or unanticipated events.

The Company elects to make public the following forward-looking information:

                SUMMARY CONSOLIDATED PROJECTED INCOME STATEMENTS
                       (IN MILLIONS EXCEPT PER SHARE DATA)
                                                     QUARTERS ENDING                                      YEARS ENDING
                             -------------------------------------------------------------    --------------------------------------
                                 MARCH           JUNE           SEPTEMBER       DECEMBER         DECEMBER            DECEMBER
                              31, 2004 (A)     30, 2004         30, 2004        31, 2004         31, 2004            31, 2005
                             -------------   -------------   -------------   -------------    --------------   --------------------
Revenues                      $      15.2     $      24.4     $      26.2     $      29.6       $      95.4     $    132.0 - 135.0
                                 ---------       ---------       ---------      ----------        ----------      -----------------
Net income (b)                $       0.8     $       1.0     $       1.9     $       3.9       $       7.6     $      17.9 - 18.6
                                 =========       =========       =========      ==========        ==========      =================

Net income per diluted
   common share               $      0.05     $      0.05     $      0.09     $      0.19       $      0.40     $      0.86 - 0.89
                                 =========       =========       =========      ==========        ==========      =================
Weighted average
   common shares and
   equivalents outstanding           17.1            20.8            20.8            20.8              19.2                   20.8
                                 =========       =========       =========      ==========        ==========      =================


                SUMMARY CONSOLIDATED PROJECTED INCOME STATEMENTS
                     RECONCILIATION OF NET INCOME TO EBITDA
                       (IN MILLIONS EXCEPT PER SHARE DATA)
                                                      QUARTERS ENDING                                       YEARS ENDING
                               -------------------------------------------------------------    ----------------------------------
                                   MARCH             JUNE         SEPTEMBER       DECEMBER          DECEMBER          DECEMBER
                                30, 2004 (A)       30, 2004       30, 2004        31, 2004          31, 2004          31, 2005
                               --------------    ------------    -----------    ------------    --------------   -----------------
Net income (b)                  $        0.8      $      1.0     $      1.9      $      3.9      $        7.6     $  17.9 - 18.6
Income tax
   provision (benefit)                  (0.2)            0.1            0.2             0.3               0.4          6.9 - 7.2
Interest expense (b)                     0.7             1.1            1.1             1.1               4.0                3.8
Depreciation and
   amortization expense                  1.6             2.1            2.2             2.3               8.2                8.1
                                   ----------      ----------     ----------      ----------        ----------       -------------
Earnings before interest,
   taxes, and depreciation
   and amortization
   (EBITDA)                     $        2.9             4.3            5.4             7.6              20.2        36.7 - 37.7
                                   ==========      ==========     ==========      ==========        ==========       =============

(a) Actual results.
(b) Excludes the effect of a proposed financing. See Forecast Assumptions.

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

EBITDA represents net income before interest, taxes, depreciation and amortization. The Company presents EBITDA because it considers such information an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with comparable market capitalization, many of which present EBITDA when reporting their results. The Company also uses EBITDA for the following purposes: (1) EBITDA is one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees; (2) the Company's credit agreement uses EBITDA (with additional adjustments) to measure compliance with covenants such as interest coverage and debt incurrence; (3) EBITDA is also used by prospective and current lessors as well as potential lenders to evaluate potential transactions with the Company; and (4) EBITDA is also used by us to evaluate and price potential acquisition candidates.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and
(c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of the Company's performance. The Company compensates for these limitations by relying primarily on the Company's GAAP results and using EBITDA only supplementally.

FORECAST ASSUMPTIONS

The Company's forecasted operations are consolidated and include the operating results of ITO Acquisition Corporation, doing business as Strategic Management Specialists ("SMS"), acquired in April 2004.

The Company is forecasting earnings of $0.40 per diluted share for 2004 and earnings between $0.86 and $0.89 per diluted share for 2005. Diluted earnings per share are computed using the anticipated number of shares and equivalents to be outstanding during 2004 and 2005.

Projected revenues for 2004 consists of revenues from customer contracts including contracts secured through acquisitions.

Projected operating costs and expenses reflect current expense levels plus forecasted incremental costs to support the new revenues. Forecasted operating costs and expenses in 2004 reflect planned synergistic savings from the integration of SMS. Operating results also reflect depreciation and interest on projected new capital leases for additional equipment required to support new clients. Increasing economies of scale are expected to enhance operating margins in 2004 and 2005.

Taxes are provided for state income taxes in 2004. The Company believes that it can utilize between $6.5 and $7.0 million of Federal net operating loss carryforwards ("NOLs") in 2004 and 2005, and it expects to incur no Federal income tax in 2004. In addition, the Company realized a tax benefit of $0.2 million from the sale of certain state NOLs in the first quarter of 2004. As a result, the Company is forecasting a combined Federal and state income tax rate of 5% for 2004. In 2005, it is anticipated that approximately 60% of the Company's pre-tax income will be in excess of the NOLs it can utilize for the year and therefore, it will be subject to Federal income tax. Accordingly, the Company is forecasting a combined Federal and state income tax rate of 28% for 2005.

This forecast was announced today by means of the press release attached as
Exhibit 99.




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



The Company's forecast for 2004 and 2005 does not reflect a proposed offering announced separately, subject to market conditions and other factors, of $60 million of Convertible Senior Notes due in 2024. The Company intends to use approximately $40 million of the net proceeds from the offering to redeem its senior secured debt,s which currently bears an interest rate of 9%, and to use the remaining net proceeds for general corporate purposes, including potential acquisitions.

As a result of the repayment of the existing indebtedness, the Company will no longer have principal payment obligations of $0.3 million in 2004, and at least $3.8 million in 2005.

If the proposed private offering closes, as expected in the second quarter of 2004, the Company will incur a one-time, non-cash charge of approximately $1.3 million, or approximately $.06 per diluted share, in additional expenses related to the write-off of previously deferred financing costs. This one-time, non-cash charge is not reflected in the forecast for 2004.

The Pro Forma Summary Consolidated Projected Income Statement below reflects the impact of the proposed offering:

           PRO FORMA SUMMARY CONSOLIDATED PROJECTED INCOME STATEMENTS
                       (IN MILLIONS EXCEPT PER SHARE DATA)
                                                       QUARTERS ENDING                                       YEARS ENDING
                             -----------------------------------------------------------------    ----------------------------------
                                 MARCH             JUNE          SEPTEMBER         DECEMBER          DECEMBER          DECEMBER
                              31, 2004 (C)       30, 2004         30, 2004         31, 2004          31, 2004          31, 2005
                             --------------   --------------   --------------   --------------    --------------  ------------------
Revenues                      $       15.2     $       24.4     $       26.2     $       29.6     $        95.4    $  132.0 - 135.0
                                 ----------       ----------       ----------       ----------       -----------      --------------
Net income (d)                $        0.8     $       (0.2)    $        2.1     $        4.0     $         6.7    $    17.8 - 18.5
                                 ==========       ==========       ==========       ==========       ===========      ==============

Net income per diluted
   common share               $       0.05     $      (0.01)    $       0.10     $       0.19     $        0.35    $    0.86 - 0.89
                                 ==========       ==========       ==========       ==========       ===========      ==============
Weighted average
   common shares and
   equivalents outstanding            17.1             20.8             20.8             20.8              19.2                20.8
                                 ==========       ==========       ==========       ==========       ===========      ==============
(c) Actual results.
(d) Includes the effect of the proposed financing in the amount of $60 million.

These forecasts should be read together with the Company's audited consolidated financial statements in the Annual Report on Form 10-K for December 31, 2003, and the unaudited consolidated financial statements in the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, respectively, that can be obtained from the Securities and Exchange Commission on its Internet website (www.sec.gov) or the Company's Internet website (www.infocrossing.com).

The projections were not prepared with a view to compliance with published guidelines of the Securities and Exchange Commission nor the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations in accordance with generally accepted accounting principles, and the Company's independent auditors have not examined, compiled or performed any procedures with respect to the projections presented herein, nor have they expressed any opinion or any other form of assurance of such information or its achievability, and accordingly assume no responsibility for them.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             INFOCROSSING, INC.


Date:  June 23, 2004                          /s/ WILLIAM J. McHALE
                                              --------------------------------
                                              William J. McHale
                                              Senior Vice President of Finance


















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